EXHIBIT 4.6

          STATEMENT PURSUANT TO SECTION 10-602 OF THE ARIZONA BUSINESS
              CORPORATION ACT OF AUTOTRADECENTER.COM INC. REGARDING
                            SERIES E PREFERRED STOCK

                                    STATEMENT
                                       OF
                            AUTOTRADECENTER.COM INC.
               PURSUANT TO ARIZONA REVISED STATUTES SECTION 10-602

         AutoTradeCenter.com Inc., an Arizona corporation (the "Corporation"), does hereby certify as follows:

         1.  The name of the Corporation is AutoTradeCenter.com Inc.

         2. Attached hereto as EXHIBIT A is a true and correct copy of the resolutions establishing and designating the series, and fixing and determining the privileges and voting powers of the shares of Series E Redeemable Preferred Stock, and the restrictions and qualifications therefor.

         3.  The resolutions were adopted as of the 13th day of July, 2001.

         4. The resolutions have been duly adopted by the Corporation's board of directors and have not been amended, modified, rescinded, or superseded and remain in full force and effect.

         IN WITNESS WHEREOF, the Corporation has caused this Statement to be executed, delivered, and filed this 13th day of July, 2001.


                                       AUTOTRADECENTER.COM INC.



                                       /s/ ROGER BUTTERWICK
                                       ----------------------------------------
                                       Roger Butterwick, President



                                       /s/ JOHN E. ROWLETT
                                       ----------------------------------------
                                       John E. Rowlett, Secretary

                                    EXHIBIT A

WHEREAS, the AutoTradeCenter.com Inc. (the "Corporation") has entered into that certain Loan and Stock Purchase Agreement dated July 13, 2001 (the "Loan Agreement") pursuant to which the Corporation shall receive a multiple advance line of credit (the "Loan") and issue shares of the Corporation's preferred stock; and

WHEREAS, Article 2 of the Articles of Incorporation of the Corporation authorizes the issuance of One Million (1,000,000) shares of preferred stock, $0.10 par value per share, issuable from time to time in one or more series; and

WHEREAS, the Board of Directors is authorized by Article 2 to divide the preferred stock into series and to fix and determine the designations, preferences, privileges, and voting powers of the shares of each series of preferred stock so established, and the restrictions and qualifications thereof; and

WHEREAS, it is the desire of the Board of Directors, pursuant to the authority granted to it, to provide for the issuance of a series of preferred stock and to fix the rights, preferences, privileges, restrictions, and other matters relating to such series.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby authorize and provide for the issuance of a series of preferred stock of the Corporation as herein described and does hereby fix and determine the rights, preferences, privileges, restrictions, and other matters relating to such series of preferred stock as follows:

         1. DESIGNATION OF SERIES. This Series shall have $0.10 par value per share and shall be designated as Series E Redeemable Preferred Stock (the "Series E Preferred").

         2. NUMBER OF SHARES. The number of authorized shares of Series E Preferred shall be 1,300, which number from time to time may be increased or decreased (but not below the number of shares of the series then outstanding) by resolution of the Board of Directors of the Corporation.

         3.  DIVIDENDS,  LIQUIDATION,  AND  DISSOLUTION.  Holders  of  Series  E
Preferred shall not be entitled to dividends, liquidation, or dissolution preferences.

4.       AUTOMATIC REDEMPTION.

         (a) Upon the earlier of (i) the date the Loan is converted in full pursuant to Section 3 of the Loan Agreement; (ii) June 30, 2002, unless such date is extended to June 30, 2003, by Lender pursuant to the Loan Agreement; or
(iii) the date the Loan is repaid by the Corporation in full and the Loan is terminated (the "Redemption Date"), the Corporation shall redeem, from any source of funds legally available therefor, the Series E Preferred. The redemption price for the Series E Preferred shall be an amount equal to the original purchase price per share (the "Series E Redemption Price").

         (b) At least 3 days prior to the Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series E Preferred to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Series E Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, its certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). On or after the Redemption Date, each holder of Series E Preferred to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In no event shall less than all the shares represented by any such certificate be redeemed.

         (c) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series E Preferred designated for redemption in the Redemption Notice as holders of Series E Preferred (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

         (d) Any shares of Series E Preferred redeemed pursuant to this SECTION 4 or otherwise acquired by the Corporation in any manner whatsoever shall be cancelled and shall not under any circumstances re reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series E Preferred.

5.       VOTING RIGHTS.

         (a) Each holder of Series E Preferred shall vote with holders of Common Stock of the Corporation upon all matters submitted to a vote of shareholders, including, but not limited to actions amending the Articles of Incorporation to increase the number of authorized shares of Common Stock. The holder of each share of Series E Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which the outstanding amount under the Loan Agreement could be converted (assuming the Loan could be converted for less than the maximum available capacity under the Loan) on the record date for the vote or consent of shareholders. Fractional votes by the holders of Series E Preferred shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which the Loan could be converted) shall be rounded to the nearest whole share.

         (b) The holders of Series E Preferred, voting as a separate class, shall be entitled to elect two (2) directors (the "Series E Preferred Directors"). The Series E Preferred Directors shall be elected at the annual meeting of shareholders or at any special meeting of holders of preferred stock called for the purpose thereof or by the written consent of such holders. If any Series E Preferred Director should cease to be a director for any reason, the vacancy shall only be filled by the vote (or written consent) of a majority of the outstanding shares of Series E

Preferred Stock, voting as a separate class.

         (c) So long as any shares of Series E Preferred are outstanding, the Corporation shall not change the size of the Board of Directors to other than seven (7) members without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of all outstanding shares of Series E Preferred, voting as a separate class.






                                       3